EFFECTIVE AUGUST 23, 2004 UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 12, 2004

TANOX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30231	76-0196733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10301 Stella Link, Houston, Texas	77025-5497
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	713-578-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Based on information received by Tanox, Inc. from Genentech, Inc., one of its collaboration partners for Xolair® (Omalizumab) For Subcutaneous Use, Tanox makes the following statements with respect to Xolair. Genentech informed Tanox that some of the data contained in the description below was received by it from third parties and that such information is true, to the best of Genentech’s knowledge.

Xolair achieved $53.9 million in U.S. sales in the third quarter of 2004. At the end of the third quarter of 2004, 47 percent of the target physician population of 10,500 had prescribed Xolair, while the total number of patient cases referred for Xolair treatment was approximately 28,000. In addition, Genentech’s market research indicates greater penetration into the moderate-to-severe segment of the patient population as physicians gain experience with Xolair.

The overall reimbursement rate for Xolair, including private and government payers, remains consistent from the second quarter of 2004 at approximately 85%.

In summary, we are encouraged by the momentum Xolair is experiencing in the marketplace.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2004	TANOX, INC.

	By:	/s/ Gregory Guidroz
Gregory Guidroz
Vice President, Finance

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